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               Exhibit 11

Statement Re:  Computation of Earnings per Share
                                        For The Three Months               For The Six Months
                                         Ended June 30                      Ended June 30
                                             1995            1994               1995            1994
PRIMARY:

Average Shares Outstanding                   17,354,000      17,165,000         17,217,000      17,207,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           110,000          93,000            107,000          95,000
                                        ------------    ------------       ------------    ------------
Total                                        17,464,000      17,258,000         17,324,000      17,302,000
                                        ============    ============       ============    ============
Net Income                                  $12,297,000     $12,049,000        $23,586,000     $22,880,000

Per Share Amount                                  $0.70           $0.70              $1.36           $1.32
                                        ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   17,354,000      17,165,000         17,217,000      17,207,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           124,000         102,000            133,000         105,000
                                        ------------    ------------       ------------    ------------
Total                                        17,478,000      17,267,000         17,350,000      17,312,000
                                        ============    ============       ============    ============
Net Income                                  $12,297,000     $12,049,000        $23,586,000     $22,880,000

Per Share Amount                                  $0.70           $0.70              $1.36           $1.32
                                        ============    ============       ============    ============


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